                                                                    EXHIBIT 10.8


                  1985 EXECUTIVE DEFERRED COMPENSATION PLAN
                                      OF
                           SCIENTIFIC-ATLANTA, INC.


                                                As Amended Through April 1, 1992

          This Plan is adopted by Scientific-Atlanta, Inc. as of December 1, 1985, in order to provide specified benefits to certain selected key executive employees who contribute materially to the success of the Company and its subsidiaries.

          Article 1 - Definitions
          -----------------------

          The following definitions apply to this Plan:

     1.1 "Administrator" means a person designated by the Company to administer the performance of the Plan and Plan Agreements.

     1.2 "Basic Compensation" means the total of (i) a Participant's annual gross salary payable in regular, equal, bi-weekly increments, before any deductions for amounts deferred under this Plan or other deductions whatsoever and (ii) a Participant's annual cash bonus, if any. Bonuses based on multi-year criteria, commissions, and other extraordinary payments, whether discretionary or pursuant to a Company plan, are not considered as part of Basic Compensation for the purposes of this Plan.

     1.3 "Beneficiary" means the person or persons designated in accordance with paragraph 5.3 hereof to receive benefits under this Plan upon the death of a Participant.

     1.4 "Committee" means the Human Resources and Compensation Committee of the Board of Directors of the Company or such other committee as may from time to time be authorized by the Company to manage and interpret this Plan.

     1.5 "Company" means Scientific-Atlanta, Inc. and any subsidiary of Scientific-Atlanta, Inc. that adopts this Plan by resolution of the subsidiary's board of directors.

     1.6 "Deferral Period" means the four Plan Years specified in the Plan Agreement, which must be within the first seven Plan Years following the date of the Plan Agreement, during which a portion of Participant's Basic Compensation is to be deferred.

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1.7  "Deferred Compensation Account" or "DCA" means the account established on the books of the Company for each Participant showing the cumulative deferred compensation and interest equivalent credited to him or her.

1.8  "Effective Date of Plan" or "EDP" means December 1, 1985.

1.9 "Participant" means any executive employee with whom the Company has entered into a written Plan Agreement and who has not withdrawn from the Plan or received all amounts which he or she is entitled to receive in accordance with the provisions of the Plan Agreement and this Plan.

1.10 "Plan" means the Scientific-Atlanta, Inc. Executive Deferred Compensation Plan evidenced by this instrument, as it may be amended in writing from time to time.

1.11 "Plan Agreement" means the written agreement entered into by and between the Company and a Participant providing for a portion of a Participant's Basic compensation to be deferred pursuant to this Plan.

1.12 "Plan Year" means each calendar year beginning on January 1.

1.13 "Retirement Plan" means the Company's Retirement Plan and Trust in effect on EDP, as it may be amended, and any successor plan as it may be amended.

1.14 "Total Disability" means the inability of a Participant to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment. The Committee shall have full and absolute discretion to determine whether a Participant is totally disabled and may secure such medical and other evidence as the Committee considers necessary or appropriate.

     Article 2 - Eligibility
     -----------------------

2.1 The Committee shall have full and absolute discretion to select the key executive employees of the Company who will be offered an opportunity to become Participants in the Plan.

2.2 In order to become a Participant, a selected person must execute and return to the Administrator a Plan Agreement in the form tendered by the Company and otherwise comply with conditions established by the Committee.

     Article 3 - Deferral Commitments
     --------------------------------

3.1 The amount to be deferred shall be determined by agreement of the Company and the Participant. However, no Plan Agreement shall provide for less than $5,000 nor more than 50% of Basic Compensation to be deferred for each Plan Year in a Deferral Period.

3.2 A Participant may make a written request to the Committee to increase the portion of the Participant's Basic Compensation to be deferred for future services but any such increase shall be at least $5,000 per future Plan Year. If approved by the Committee, the increase shall be reflected in a written amendment to the Plan Agreement which shall be executed by the Participant and the Company.

3.3 A Participant may make a written request to the Committee to reduce future deferrals or withdraw from participation in the Plan. Any request to reduce deferrals that, if granted, would result in less than $5,000 being deferred in each Plan Year of the Deferral Period shall be deemed a request to withdraw from participation in the Plan. Committee approval shall be required for the reduction or withdrawal to be effective.

     Article 4 - Deferred Compensation Account
     -----------------------------------------

4.1 Each Participant's deferred compensation and the interest equivalent provided for in paragraph 4.2 below shall be credited on the books of the Company to his or her Deferred Compensation Account ("DCA"). Except as provided in the following sentences of this paragraph 4.1, a prorata portion of the Participant's annual deferred compensation shall be credited to the Participant's DCA as of each regular bi-weekly payday. A Participant may elect to have all or a portion of his or her deferred compensation for a Plan Year withheld from any annual cash bonus awarded to the Participant during the year. If the entire amount specified in a Plan Agreement to be deferred in a Plan Year has not been credited to a Participant's DCA on or before the second regular bi-weekly payday in September of that year, the amount yet to be deferred shall be deducted from the Participant's current compensation and credited to the Participant's DCA in prorata increments as of each regular bi-weekly payday during the remainder of the Plan Year.

4.2 As of the last day of each Plan Year, the amount in a Participant's DCA shall be increased by an interest equivalent equal to 14% of the amount in such account; provided, however, that if a Participant's employment by Scientific-Atlanta or participation in the Plan terminates within less than thirty-six (36) months after the

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     commencement of the Deferral Period for any reason other than death or retirement under a Retirement Plan of the Company, the interest equivalent credited to that Participant's account shall be reduced for each Plan Year to the applicable percentage specified below:

          (a) Twelve percent (12%) if such termination or withdrawal occurs after twenty-four (24) months and prior to thirty-six (36) months of the Deferral Period;

          (b) Ten percent (10%) if such termination or withdrawal occurs after twelve (12) months but prior to twenty-four (24) months of the Deferral Period;

          (c) Zero percent (0%) if such termination or withdrawal occurs within the first twelve (12) months of the Deferral Period.

4.3 The interest equivalent percentage shall not be reduced if termination of employment occurs because of death or retirement under a Retirement Plan of the Company.

     Article 5 - Payments
     --------------------

5.1 Subject to paragraph 5.2 below, the amount in a Participant's DCA shall be paid in approximately equal semi-annual installments following the Deferred Payment Commencement Event ("DPCE") specified below or in accordance with such other payment schedule, such as monthly or quarterly, as may be specified in a Plan Agreement or requested in writing by Participant and approved by the Committee:

          (a) If the Participant retires under the Company's Retirement Plan, the DPCE (Deferred Payment Commencement Event) shall be (i) the Participant's actual retirement date, (ii) the date that deferred payments are actually made from the Company's Retirement Plan, (iii) the Participant's tenth anniversary of participation in the Plan or (iv) the Participant's 65th birthday.

          (b) If the Participant's employment is terminated for any reason other than retirement under the Company's Retirement Plan and such termination occurs after the end of the Deferral Period, the DPCE shall be the first to occur of (i) the Participant's death, (ii) the Participant's sixty-fifth (65th) birthday or (iii) the date following the Participant's fifty-fifth (55th) birthday on which Participant retires from his or her principal occupation or employment (which date shall be established on the basis of an

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     affidavit executed by Participant and such other supporting documentation as the Company may reasonably request).

          (c) If a Participant withdraws from the Plan or if the Participant's employment is terminated for any reason other than retirement under the Company's Retirement Plan and such withdrawal or termination occurs before the end of the Deferral Period, the DPCE shall be the effective date of such withdrawal or termination.

5.2 After the occurrence of the Participant's DPCE, the Company shall make payments as follows until the entire amount in the Participant's DCA is paid:

          (a) If the total amount in the DCA is less than $10,000 on the date of the DPCE, the entire amount shall be paid in a lump sum;

          (b) If the total amount in the DCA on the date of the DPCE is $10,000 or more but less than $25,000, equal payments shall be made over a five-year period.

          (c) If the total amount in the DCA on the DPCE is $25,000 or more but less than $50,000, equal payments shall be made over a ten-year period.

          (d) If the total amount in the DCA on the DPCE is $50,000 or more, equal payments shall be made over a fifteen-year period.

     Balances remaining in a Participant's DCA on the last day of each calendar year shall continue to be credited with an interest equivalent as provided herein.

5.3 In the event the Participant dies before receiving the entire amount credited to the Participant's DCA, the balance of the DCA at the time of his or her death shall be paid to the Participant's Beneficiary. A Participant's Beneficiary shall be the person or persons designated by written notice, in a form acceptable to the Committee, delivered to the Company prior to Participant's death. A Participant may change a designation of Beneficiary from time to time by subsequent written notices to the Company, in a form acceptable to the Committee, delivered prior to Participant's death. If the Participant is an employee of the Company or a retiree under the Company's Retirement Plan at the time of his or her death and has not designated a Beneficiary pursuant to this Agreement, the Beneficiary under this Agreement shall be deemed to be the same as

                                       5

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     the beneficiary under the Company-provided life insurance then covering
     Participant as a Scientific-Atlanta employee or retiree. In the absence of such designation, payment shall be made to the Participant's personal representative for distribution as an asset of Participant's estate in accordance with applicable law. The time and form of payments specified elsewhere herein shall not be altered on account of Participant's death, provided, however, that at the request of Participant's Beneficiary or
     --------  -------
     personal representative, the Committee may authorize and direct an acceleration of such payments, including a lump sum payment, if it should choose in its absolute discretion to do so.

     Article 6 - Death Benefits
     --------------------------

6.1 If a Participant dies while an employee of the Company and prior to withdrawal from the Plan, or after retirement under the Company's Retirement Plan and prior to the receipt of any payments under Article 5 above, the Participant's DCA will be credited as of the date of his or her death with an amount, if any, necessary to cause the balance in the DCA after such credit to be equal to five times the average of the four annual amounts specified in the Participant's Plan Agreement to be deferred during the Deferral Period; provided, however, that if the deceased Participant's employment by the Company had terminated by reason of Participant's retirement under the Company's Retirement Plan prior to the end of the Deferral Period, the amount credited under this Article 6 shall not exceed five times the Participant's annual average compensation actually deferred pursuant to this Plan during the Plan Years preceding the termination of Participant's employment.

6.2 No amount will be credited to the Participant's DCA under this Article 6 if:

          (a) the balance in the Participant's DCA on the date of his or her death is equal to or exceeds five times the average of the four annual amounts specified in the Participant's Plan Agreement to be deferred during the Deferral Period;

          (b) prior to death, the Participant had withdrawn from the Plan, the employment of Participant had been terminated by the Company for any reason other than retirement under the Company's Retirement Plan, or payments under Article 5 above have commenced;

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

          (c) the Participant's death is the result of suicide within two years after execution of the Plan Agreement:

          (d) the Participant's death is determined to have resulted from a bodily or mental cause or causes, information about which was withheld, knowingly concealed, or falsely provided by the Participant in response to a request by the Company to furnish evidence of good health; or

          (e) proof of death in a form determined acceptable by the Committee is not furnished.

     Article 7 - Total Disability
     ----------------------------

7.1 If a Participant has entered into a Plan Agreement prior to his or her sixtieth (60th) birthday and becomes Totally Disabled while an employee of the Company and prior to withdrawal from the Plan or the receipt of any payments under Article 5 of the Plan, the Participant shall be entitled to receive under the Plan, for so long as such Total Disability shall continue, annual disability benefits at a rate equal to one and one-half (1-1/2) times the average of the four annual amounts specified in the Participant's Plan Agreement to be deferred during the Deferral Period; provided, however, that the disability benefit shall not continue after the Participant's sixty-fifth (65th) birthday.

7.2 During the continuation of a Participant's Total Disability that commences prior to termination of Participant's employment for any reason, a Participant who has not requested withdrawal from the Plan shall continue to be deemed a Participant and an employee of the Company and the Company shall continue to credit the Participant's DCA with the applicable amount of deferred compensation in accordance with the Plan Agreement at each pay period as if the Participant were not Totally Disabled.

     Article 8 - Leave of Absence
     ----------------------------

8.1 If a Participant is authorized by the Company for any reason to take a temporary leave of absence with Basic Compensation continuation throughout the period of absence, the Plan Agreement shall continue in full force and effect as if the Participant were not on leave of absence.

8.2 If a Participant is authorized by the Company for any reason to take a temporary leave of absence without pay at any time during the Deferral Period, the Plan Year in which the leave of absence begins and the Deferral Period shall be deemed suspended and no amounts shall be credited to the Participant's DCA during such leave of absence. The calendar year in which the Participant returns to regular employment by the Company shall be deemed a resumption of the Plan Year in which the leave of absence began and during the balance of that year a sufficient amount of the Participant's Basic Compensation shall be deferred, in approximately equal increments on each regular pay day, to cause the amount deferred for the Plan Year, as so continued, to be equal to the amount specified in the Plan Agreement for that Plan Year. Notwithstanding the foregoing, the Company may deem the Participant to have withdrawn from the Plan at such time as (i) the Participant's leave of absence continues beyond the period authorized by the Company; or (ii) the Company determines that the Deferral Period will not be completed within the first seven Plan Years after execution of the Plan Agreement.

8.3 For the purposes of this Plan, a Participant's employment by the Company shall be deemed to continue throughout the authorized period of any leave of absence, paid or unpaid.

     Article 9 - Termination of the Plan
     -----------------------------------

9.1. The Company shall have the right to terminate this Plan and any Plan Agreement at any time by written notice to each Participant to that effect; provided, however, that no such termination shall affect the rights of any Participant who is Totally Disabled on the effective date of termination nor the entitlement of any Beneficiary to receive a benefit payable on account of the death of any Participant occurring prior to the effective date of termination.

9.2 The termination of this Plan or a Plan Agreement by the Company shall be deemed a Deferred Payment Commencement Event within the meaning of Article 5 above.

     Article 10 - Restriction on Alienation of Benefits
     --------------------------------------------------

10.1 No right or benefit under this Plan or a Plan Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit.

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          Article 11 - Limitation of Rights and Obligations
          -------------------------------------------------

11.1 A Participant's rights and the Company's sole obligations to a Participant or the Participant's Beneficiaries with respect to this Plan are as expressly set forth in this Plan and the Plan Agreement entered into between the Company and the Participant. No other rights or obligations shall be inferred.

11.2 The Participant and Beneficiaries must cooperate with the Company in furnishing all information requested by the Company related to the payment of benefits or any other action within the scope of the Company's responsibilities under this Plan. Such information may include the taking of a physical examination by Participant.

          Article 12 - Unsecured General Creditor
          ---------------------------------------

12.1 Amounts payable to a Participant shall be paid from the general assets of the Company exclusively; provided, however, nothing herein shall
                                      --------  -------
          prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

          Article 13 - Administration of the Plan
          ---------------------------------------

13.1 The general administration of this Plan, as well as construction and interpretation thereof, shall be vested in the Committee, the members of which shall be appointed from time to time by, and serve at the pleasure of, the Board of Directors of the Company. An administrator designated by the Company will assist the Committe.

13.2 Subject to the Plan, the Committee shall from time to time establish rules, forms and procedures for the administration of the Plan. Except as otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder. The Committee's decisions shall be conclusive and binding upon all persons having or claiming to have any right or interest under the Plan.

13.3 No member of the Committee shall be liable for any act of omission of any other member of the Committee, nor for any act or omission on his own part, excepting his own wilful misconduct. The Company shall indemnify and save harmless the Administrator and each member of the Committee against any and all expenses and liabilities arising out of or related to his or her acts and omissions related to this Plan, with the exception of expenses and liabilities arising out of his or her own wilful misconduct.

13.4 To enable the Committee to perform its functions, the Company and, on request, each Participant shall supply full and timely information to the Committee on all matters relating to the compensation of Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

13.5 The Administrator, the members of the Committee and the officers and directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for the Company.

13.6 In addition to the powers hereinabove specified, the Committee shall have the power to compute and certify under the Plan the amount and kind of benefits from time to time payable to Participants and their Beneficiaries and to authorize all disbursements for such purposes.

          Article 14 - General and Miscellaneous
          --------------------------------------

14.1 Nothing in this Plan or in any Plan Agreement shall be construed as a contract of continuing employment or as obligating a Participant in any way to continue in the employ of Company or the Company to continue to employ a Participant.

14.2 Any notice permitted or required under this Plan or a Plan Agreement shall be in writing and shall be effective when actually received by the Participant or the Secretary of the Company or on the third business day after posting in the United States mails, postage prepaid, by certified mail, return receipt requested, addressed as follows:

          TO PARTICIPANT:                    TO COMPANY:
          Most recent                        Human Resources and
          address shown in                   Compensation Committee
          Company's personnel                c/o Corporate Secretary
          records.                           Scientific-Atlanta, Inc.
                                             P.O. Box 105600
                                             Atlanta, Georgia 30348

          Notice of address changes shall be effective as aforesaid.

14.3 This Plan and Plan Agreements shall be binding upon the Company, its successors and assigns and upon Participant and Participant's Beneficiaries, assigns, heirs executors and administrators.

14.4 This Plan and all Plan Agreements shall be interpreted in accordance with and governed by the laws of the State of Georgia; provided, however, that nothing in this paragraph shall be construed as limiting the discretion of the Committee or its power to render final and binding judgments and interpretations as provided herein and in Plan Agreements.

14.5 The Article headings are set forth only for convenience and are entitled to no weight in interpreting this Plan. The gender of pronouns used in this Plan has no significance. Singular pronouns shall be deemed to include plural pronouns.

14.6 If any provision of this Plan should be deemed illegal or invalid for any reason, the remaining provisions of the Plan shall remain in full force and effect and the Plan shall be construed and administered as if the illegal or invalid provision had never been included; provided, however, that if the essential purpose of the Plan would be frustrated by the invalidity or illegality of any provision, the Company may, by written notice to Plan Participants, add a replacement provision that is valid, conforms to applicable law and has a substantially similar effect to the provision determined to be invalid but if the Company deems the addition of such a replacement provision to be impossible, the Company shall terminate the Plan.

          Article 15 Change in Control
          ----------------------------

15.1      Contrary Provisions. Nothwithstanding anything contained in the Plan
          -------------------
          to the contrary, the provisions of this Article 15 shall govern and supersede any inconsistent terms or provisions of the Plan.

15.2      Change in Control. For purposes of this Plan, a "Change in Control"
          -----------------
          shall mean any of the following events:

               (a) The aquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section

          13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided, however, that for
                                                --------  -------
          purposes of this Paragraph 15.2(a), the Voting Securities acquired directly from the Company by any Person's shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

               (b) The individuals who are members of the Incumbent Board (as defined below), cease for any reason to constitute at least two-thirds of the Board. The "Incumbent Board" shall include the individuals who as of August 20, 1990 are members of the Board and any individual becoming a director subsequent to August 20, 1990 whose election, or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; provided, however, that any individual who is not a
                           --------  -------
          member of the Incumbent Board at the time he or she becomes a member of the Board shall become a member of the Incumbent Board upon the completion of two full years as a member of the Board; provided,
                                                                 --------
          further, however, that notwithstanding the foregoing, no individual
          -------  -------
          shall be considered a member of the Incumbent Board if such individual initially assumed office (i) as a result of either an actual or threatened "election contest" (within the meaning of Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") or (ii) with the approval of the other Board members, but by reason of any agreement intended to avoid or settle a Proxy Contest; or

               (c) Approval by stockholders of the Company of (i) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

          Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided, that if a Change
                                                    --------
          in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

          Notwithstanding anything contained in this Plan to the contrary, if a Participant's employment is terminated prior to a Change in Control and the Participant reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or
          (ii) otherwise occurred in connection with or in anticipation of a Change in Control which actually occurs, then for all purposes of this Plan, the date of a Change in Control in respect of such Participant shall mean the date immediately prior to the date of termination of such Participant's employment.

          No act, nor failure to act, on the Participant's part, shall be considered "willful" unless the Participants has acted, or failed to act, with an absence of good faith and without a reasonable belief that action or failure to act was in the best interest of the Company.

15.3      Termination of Employment. Notwithstanding any other provision of this
          -------------------------
          Plan to the contrary, if a Participant's employment with the Company or participation in the Plan terminates other than for Cause (as defined in paragraph 15.4), and such termination occurs within two years following a Change in Control or the Participant reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise occurs in connection with or in anticipation of a Change in Control:

               (a) The interest equivalent credited to such Participant's DCA shall equal fourteen percent (14%) of the amount in his DCA at the close of each Plan Year ending prior to such termination plus a pro rata interest equivalent at such rate for the portion of the Plan Year in which such termination occurs based on the number of days elapsed through the date of termination. This paragraph 15.3(a) shall not be applicable if a Paritcipant's employment with the Company or participation in the Plan is terminated for Cause and the provisions of paragraph 4.2 shall govern the interest equivalent payable to such Participant.

               (b) The amount in the Participant's DCA including the interest equivalent determined under paragraph 15.3(a) shall be unconditionally payable in cash to the Participant. Unless the Committee directs as earlier payment, such amount shall be paid in cash on or before the date which is five (5) days following the Termination Date.

15.4      Cause. For purpose of this Plan, a termination for "Cause" is a
          -----
          termination evidenced by a resolution adopted in good faith by two-thirds of the Board that the Participant (i) has been convicted of a felony, or (ii) has engaged in conduct which constitutes (A) willful neglect in carrying out his duties to the Company or (B) willful misconduct, in either case, which is demonstrably and materially injurious to the Company monetarily or otherwise.

15.5      Continuation of the Plan. For a period of two (2) Years following a
          ------------------------
          Change of Control, The Plan shall not be terminated or

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

          amended in any way (including, but not limited to, restricting or limiting the right to participate in the Plan of any person who is a Participant on the day prior to the date of the Change of Control), nor shall the manner in which the Plan is administered be changed in a way that adversely affects the level of participation or the benefits accruing to any Participant.

15.6      Amendment or Termination.
          ------------------------

          (i)  This Article 15 shall not be amended or terminated at any time.

          (ii) Any amendment or termination of the Plan prior to a Change in Control which (l) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (2) otherwise arose in connection with or in anticipation of a Change in Control, shall be null and void and shall have no effect whatsoever.

To record the adoption of the Plan (as amended and restated) by the Board, effective as of February 6, 1999, the Company has caused its authorized officers to execute this Plan.


SCIENTIFIC-ATLANTA, INC.



By: /s/ Brian C. Koenig                 By: /s/ William E. Eason, Jr.
   --------------------                    -------------------------
Name:  Brian C. Koenig                  Name:  William E. Eason, Jr.
Title: Senior Vice President-           Title: Senior Vice President
       Human Resources                         and General Counsel

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